Exhibit 10.4

CERTAIN CONFIDENTIAL INFORMATION IDENTIFIED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

[**]

Re: Memorandum of Understanding for the Supply of [**] Pens [**]

Dear Ms. [**],

Pursuant to the terms of this letter, US WorldMeds, LLC (“USWM”), Britannia Pharmaceuticals Ltd. (“BPL”) (collectively the “Purchasers”), and [**], acting through its [**] business unit (“[**]”) (each, a “Party” and collectively, the “Parties”) hereby agree and acknowledge the intent by the Parties to move forward in good faith toward [**] providing the Purchasers certain services (the “Services”) related to (i) the recommissioning of [**] pen line for the supply of [**] pens (“[**] Pens”), (ii) the supply of USWM’s requirements of [**] in the quantities and at the prices set forth herein, and (iii) the [**] and [**] of [**] for [**] with [**].

In regard to the development and supply of [**], the following terms shall apply:

•[**]. Within [**] days of the date of last signing below, the Parties shall resolve a [**] and associated agreement which shall contain the essential elements of the [**] of the [**], including details concerning the [**], [**], [**] and [**], [**] and [**] obligations and other requirements (as set forth in the attached [**] to [**] (the [**])) (the [**]). At the time of signing, it is believed by [**] that [**] represents an [**] for the [**] with a number of [**] other [**] and a [**] and [**]. While it is the intention of all the Parties to proceed to seeking [**] for [**], [**] will additionally have the right, but not the obligation, to pursue [**] projects with the [**].
•Terms of [**]. The [**] shall include key terms of [**] for the [**]. Furthermore, promptly following the completion of the [**] of the [**], the Parties shall negotiate and agree in good faith on a [**], which shall include the key terms of [**] from the [**], amended as necessary to comply with laws then applicable and any changing conditions and to reflect such other customary terms and provisions as the parties may agree.
•Payment Terms. [**] will issue periodic invoices to [**] for all amounts due to [**] hereunder, setting forth in reasonable detail the amounts payable by [**] under this letter. [**] invoices will be payable within [**] days of [**] receipt of the respective invoice.
•Deposit. In order to commence work on an expeditious basis and ensure that all timelines are met, the [**] agree to paying $[**] of the [**] (total $[**]) for the [**] of [**] within [**] business days of the last signing of this agreement.
•Non-Assurance. The Parties acknowledge that [**] of the [**] by the [**] is not assured. As long as a Party uses its commercially reasonable efforts to perform its obligations under this letter and the [**], that Party shall not be in default for any failure to achieve any particular result or [**]. For purposes of clarity, the [**] shall

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not be financially accountable for [**] of [**] or additional [**] beyond this letter and/or the [**] (but shall remain accountable, for the avoidance of doubt, for payments through [**] totaling $[**] in the [**]), in the event the [**] are not [**] by the [**].
•Termination. The Parties will use their commercially reasonable best efforts to seek [**] and [**] of [**] in the [**]. [**] obligation to deliver [**] will remain in place until [**].

In regard to [**] to be supplied to USWM by [**], the following terms shall apply:

•RLP Recommissioning. Promptly following the date of last signing below, [**] will recommission its manufacturing of [**] as set forth in the attached “Proposal for recommissioning of [**] ([**]) to deliver Apomorphine hydrochloride” (the “Recommissioning Proposal”).
•Payment Terms. [**] will issue periodic invoices to USWM for all amounts due to [**] hereunder, setting forth in reasonable detail the amounts payable by USWM under this letter. [**] invoices will be payable within [**] days of USWM’s receipt of the respective invoice.
•Deposit. In order to commence work on an expeditious basis and ensure that all timelines are met, the Purchasers agree to paying [**]% of the cost for the recommissioning of the [**] line [**] within [**] business days of the last signing of this agreement.
•The total price for the recommissioning of the [**] line under the Recommissioning Proposal shall be $[**]; the amount of the deposit is therefore $[**].
•Price and Quantity. The purchase price of [**] will be $[**] and quantities of [**] to be produced will be mutually agreed by the Parties based on the outcome of the [**] and [**] of the [**], with a reasonable amount of [**] produced to account for the [**] for [**] in [**] of the [**].
•Delivery Date. [**] will target the first delivery of [**] to occur on [**]. [**] agrees that first delivery of [**] shall occur no later than [**] (“Delivery Date”), though [**] shall endeavor to accelerate such delivery if reasonably possible. Notwithstanding the foregoing, the Purchasers hereby agree to pay [**] an additional [**] and [**] ($[**]) as an incentive bonus to [**] if the [**] are delivered prior to [**] in sufficient quantity to avoid an out of stock situation.

For further clarity, neither BPL nor USWM assume any liability to [**] in respect of the obligations of the other Purchaser beyond the [**] this MOU and any joint liability of the Purchasers hereunder shall be extinguished upon the [**] of the [**] of the [**] to which such liability relates and the [**] of a [**] (if applicable) with respect to the events, obligations or milestones to which such liability relates. Except as expressly set forth in this letter, the sale and purchase of [**] and [**] shall be governed by [**] Terms and Conditions of Sale in effect from time to time or such other contractual terms as the Parties may have agreed or in the future agree in writing.
[Signature Page Follows]

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37153181.1 08/14/2020

Acknowledged and agreed upon by:

/s/ [**]________________ [**] on behalf of [**] Date: February 25, 2019	/s/ [**]_________________ [**] on behalf of US WorldMeds, LLC Date: February 22, 2019
/s/ [**]_________________ [**] on behalf of Britannia Pharmaceuticals Ltd. Date: February 20, 2019

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37153181.1 08/14/2020

[**] MEDICAL - PHARMACEUTICAL SYSTEMS,
SELF-ADMINISTRATION INJECTION SYSTEMS

Proposal for recommissioning of [**]
to deliver
Apomorphine hydrochloride
Feb 14th 2019

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37153181.1 08/14/2020

Proposal for recommissioning of [**] pens

1.Impacted Products:

Catalog No.:	Description	Customer
[**]	[**]	US WorldMeds
2.Project Description

The [**] is designed to provide a convenient means for multiple injections for the delivery of apomorhine drug. By easy [**] adjustments, the [**] can be [**] from injection to injection.

The system consists of the following separately supplied components:
•[**]
•Drug Cartridge
•Needle

[**] has been discontinued via project [**], but US WorldMeds has informed [**] that they would like to restore the [**] to produce additional inventory to avoid an [**] until the [**] to [**].

Work estimations included in this statement of work:

Development Work:
SAP Material Updates	Material Updates:
ACR(s)
Design Control Deliverables
•Process Validations
•Risk Management (Design FMEA & Risk Management Report)
•Design & Development Plan
•Design Output Documentation
•Design Verification ([**]), Accelerated Age Testing ([**]), Real-Time Age Testing & Ship Testing (Vibration, etc.)
•Design Verification Design Review
•Design Transfer Design Review
•ECO release(s)
•ECO104: SAP Data & Document Updates

Customer Deliverables	•Biocompatibility ISO 10993 Compliance Statement •Material Certifications
Risk Management Summary Report (RMSR)
•Customer External R&D Documents •Material Statement Quality Statement for Customers

Manufacturing Work:
Customer Deliverables	Customer External Process Validation Document (VESR)

External Deliverables:
•External R&D Document (ERD) for DV Summary
•Process Validations Molding & Assembly
•External Operations Document (VESR) for Process Validation
•Biocompatibility ISO 10993 Compliance Statement

3.Project costs

The proposal below includes [**] release, and [**] closure for [**]

Project Costs for [**] Production	Total: $[**] $[**] Plus $[**] incentive bonus for delivering up to [**] pens by [**]. Final quantity to be determined.
Unit Cost per [**]	$[**] (per [**] units)
***Execution of the [**] project is contingent upon [**] commitment

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37153181.1 08/14/2020

Exhibit 1: Project Payment Milestones (Draft To be finalized at Kick-off meeting)

Milestone	Timelines*	Invoice Amount:
#1: MoU execution for Recommission [**] project •US WorldMeds to issue a PO for $[**]	[**]	$[**] ([**]% of [**])
#2: Kick-off Meeting to align on project plan and deliverables for [**] activities	[**]	$[**]
#3: Process Validation – Body, Vial Retainer, Cap	[**]	$[**]
#4: Assembly Validation	[**]	[**]
#5: Design Verification Testing – Accelerated Aging	[**]	[**]
#6: Design Review, Customer Notification of Change	[**]	[**]
#7: Completion of project and release of [**] code for sale	[**]	$[**]
TOTAL FEE		$[**] Plus [**] of [**] for [**] + $[**] incentive bonus for [**] delivery of [**]

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37153181.1 08/14/2020